Exhibit 8.1

Subsidiary	Main activity	Jurisdiction of incorporation	Ownership interest and voting power held as of December 31, 2022
JSC QIWI	Operation of electronic payment kiosks	Russia	100%
QIWI Bank JSC	Maintenance of electronic payment systems, money transfers and Bank operations	Russia	100%
QIWI Payments Services Provider Ltd	Operation of on-line payments	UAE	100%
QIWI International Payment System LLC	Operation of electronic payment kiosks	USA	100%
QIWI Kazakhstan LP	Operation of electronic payment kiosks	Kazakhstan	100%
JLLC OSMP BEL	Operation of electronic payment kiosks	Belarus	51%
QIWI-M S.R.L.	Operation of electronic payment kiosks	Moldova	51%
QIWI Technologies LLC	Software development	Russia	80%
ROWI Factoring Plus LLC	Factoring services to SME	Russia	51%
ContactPay Solution Ltd	Operation of on-line payments	United Kingdom	100%
Rocket Universe LLC	Software development	Russia	100%
Billing Online Solutions LLC	Software development	Russia	100%
Flocktory Ltd	Holding company	Cyprus	100%
Flocktory Spain S.L.	SaaS platform for customer lifecycle management and personalization	Spain	100%
FreeAtLast LLC	SaaS platform for customer lifecycle management and personalization	Russia	100%
SETTE FZ-LLC	Payment Services Provider	UAE	100%
LALIRA DMCC	Payment Services Provider	UAE	100%
MFC «Polet Finance» LLС	Retail financial services	Russia	100%
QIWI Finance LLC	Financing management	Russia	100%
ROWI Tech LLC	Software development	Russia	51%
QIWI Platform LLC [1]	Software development	Russia	–
Flocktory LLC [2]	Research and development	Russia	100%
QIWI Lab LLC [2]	Software development	Russia	100%
QIWI Payments LLC [2]	Software development	Russia	80%
IntellectMoney LLC [3]	Software development	Russia	100%
Managing Company "RealWeb" Ltd [3]	Management services	Russia	100%
IA RealWeb Ltd [3]	Digital marketing	Russia	75%
Sfera LLC [3]	Digital marketing	Russia	83%
Centra Ltd [3]	Software development	Russia	100%
Fusion Tech Ltd [3]	Digital marketing	Russia	100%
De Vision Ltd [3]	Software development	Russia	75%
Vailmobail LLC [3]	Digital marketing	Russia	75%
Konversiya LLC [3]	Recruitment services	Russia	75%
IA REAL WEB CJSC [3]	Digital marketing	Armenia	75%
RW Consulting	Digital marketing	Latvia	83%
RealWeb	Digital marketing	Latvia	83%
IT LAB AND PAYMENTS FE LLC [2]	Software development	Uzbekistan	100%

Associate

Advanced Digital Applications Holding Ltd[3]	Operation of on-line payments	BVI	9.91%

1	The Entities was liquidated during 2022
2	The Entities were established during 2022
3	The Entity was acquired during 2022